UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2007
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900, Texas (Address of Principal Executive Offices)	TX 77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release
Transcript of December 17, 2007 Conference Call

Item 1.01 Entry into a Material Definitive Agreement
MERGER AGREEMENT
          On December 16, 2007, Grant Prideco, Inc. (“Grant Prideco”), and National Oilwell Varco, Inc. (“National Oilwell Varco”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Grant Prideco will merge with and into NOV Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of National Oilwell Varco (the “Merger”). As a result of the Merger, the separate corporate existence of Grant Prideco will cease and Merger Sub will continue as the surviving corporation in the Merger. The Merger has been unanimously approved by the Boards of Directors of both Grant Prideco and National Oilwell Varco.
          Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Grant Prideco common stock (other than shares owned by National Oilwell Varco, Merger Sub and Grant Prideco) will be converted into the right to receive (i) 0.4498 shares of common stock, par value $0.01 per share, of National Oilwell Varco, and (ii) $23.20 in cash, without interest (collectively, the “Merger Consideration”). No fractional shares of common stock of National Oilwell Varco will be issued in the Merger, and Grant Prideco’s stockholders will receive cash in lieu of factional shares, if any, of National Oilwell Varco common stock. Using the closing price of National Oilwell Varco’s common stock of $77.37 on December 14, 2007, the Merger Consideration has a value equal to $58.00. It is expected that the Merger qualify as a tax-free reorganization for U.S. Federal income tax purposes.
          The consummation of the Merger is subject to the approval of stockholders of Grant Prideco. In addition, the Merger is subject to other customary closing conditions, including, among others, (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission and the approval of the listing on the New York Stock Exchange of the shares of common stock of National Oilwell Varco to be issued in the Merger and (iii) absence of any injunction that prohibits the consummation of the Merger. Each party’s obligation to close is also subject to the accuracy of representations and warranties of, and compliance with, covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. Furthermore, each party’s obligation to close the Merger is subject to the absence of litigation by any governmental entity seeking to prohibit the Merger or limiting National Oilwell Varco’s ability to control Grant Prideco following the closing of the Merger or that could otherwise have a material adverse effect on the parties. The obligation of each party to close is also subject to the absence of any material adverse effect on the other party.
          Grant Prideco and National Oilwell Varco have agreed to customary representations, warranties and covenants in the Merger Agreement.
          The Merger Agreement contains certain termination rights for both Grant Prideco and National Oilwell Varco, including in the event that the Merger is not consummated by August 31, 2008 and in the event that Grant Prideco’s stockholders do not adopt the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Grant Prideco may be obligated to pay National Oilwell Varco a termination fee of $185 million. In the event of a termination of the Merger Agreement under certain other circumstances, the non-terminating party may be required to pay to the terminating party up to $5,000,000 for reimbursement of expenses in connection with the Merger Agreement.
          A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

CAUTIONARY STATEMENT
          The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are generally not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of Grant Prideco, National Oilwell Varco and Merger Sub, or any of their respective affiliates.
IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS
          Grant Prideco and National Oilwell Varco will file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Investors and stockholders of the Grant Prideco and National Oilwell Varco are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed Merger. Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Grant Prideco are available free of charge by directing a request to Grant Prideco, Inc., 400 N. Sam Houston Pkwy. East, Suite 900, Houston TX 77060, Attention: Investor Relations, and documents filed with the SEC by National Oilwell Varco are available free of charge by directing a request to National Oilwell Varco, Inc., 10000 Richmond Avenue, 6th Floor, Houston TX 77042-4200, Attention: Investor Relations. The final proxy statement/prospectus will be mailed to stockholders of Grant Prideco.
          This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
          Grant Prideco, National Oilwell Varco and certain of their respective directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of the Grant Prideco in connection with the Merger. Information about Grant Prideco’s directors and executive officers is set forth in the proxy statement for Grant Prideco’s 2007 annual meeting of stockholders, which was filed with the SEC on April 2, 2007, and information about National Oilwell Varco’s directors and executive officers is set forth in the proxy statement for National Oilwell Varco’s 2007 annual meeting of stockholders, which was filed with the SEC on April 25, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain the Grant Prideco’s stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. Grant Prideco and National Oilwell Varco undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Grant Prideco’s and National Oilwell Varco’s most recent Form 10-K, 10-Q and 8-K reports.

Item 8.01. Other Events.
          On December 17, 2007, Grant Prideco and National Oilwell Varco announced that they had entered into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in its entirety.
          A joint conference call to discuss the Merger was held at 9:00 a.m., Central time, on December 17, 2007. A transcript of this call is attached hereto as Exhibit 99.2 and incorporated by reference in its entirety. While every effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. Grant Prideco believes that none of these inaccuracies are material. A replay of the recorded conference call will be available for 30 days following the conference call and can be obtained through the Investor Relations link of the Company’s website at www.grantprideco.com.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 16, 2007, among Grant Prideco, Inc., National Oilwell Varco, Inc., and NOV Sub, Inc.

99.1	Press Release dated December 17, 2007.

99.2	Transcript of December 17, 2007 Conference Call.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.

Date: December 17, 2007	By:	/s/ Philip A. Choyce Philip A. Choyce Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 16, 2007, among Grant Prideco, Inc., National Oilwell Varco, Inc., and NOV Sub, Inc.

99.1	Press Release dated December 17, 2007.

99.2	Transcript of December 17, 2007 Conference Call.